UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        February 9, 2023

US XPRESS ENTERPRISES INC
(Exact name of registrant as specified in its charter)

Nevada	001-38528	62-1378182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	USX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  Emerging growth company
□ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note.

On February 9, 2023, U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), issued a press release announcing its financial and operating results for the quarter and year ended December 31, 2022. A copy of the earnings release was furnished with a Current Report on Form 8-K on February 9, 2023 (the “Original Form 8-K”). This Amendment No. 1 on Form 8-K/A is being filed to amend Item 2.02 and Item 9.01 of the Original Form 8-K, solely for the purpose of updating certain financial and operating results for the quarter and year ended December 31, 2022, based upon information that became available subsequent to the filing of the Original Form 8-K (this amendment, the “Amended Form 8-K”).

Item 2.02	Results of Operations and Financial Condition.

On February 10, 2023, following the issuance of the press release announcing the Company’s financial and operating results for the quarter and year ended December 31, 2022, and the filing of the Original Form 8-K, the Company reached a settlement in principle with the representatives of the plaintiff class in a class action lawsuit against the Company and a subsidiary in the U.S. District Court for the Central District of California (the “California Class Action”). More information on the California Class Action can be found in Note 7 to our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2022, which is incorporated herein by reference.

The settlement is subject to Court approval, and upon approval the Company will pay approximately $4.7 million before tax. The expected settlement results in the following updates of the Company’s financial and operating results for the quarter and year ended December 31, 2022:

	As Previously Reported Quarter ended December 31,	Legal Settlement	As Adjusted Quarter ended December 31,
(in thousands)	2022		2022
Operating loss	$(5,668)	$(4,700)	$(10,368)
Net Loss attributable to controlling interest	$(11,211)	$(3,531)	$(14,742)
Basic losses per share	$(0.22)	$(0.07)	$(0.29)
Operating ratio	101.0%	0.9%	101.9%

	As Previously Reported Year ended December 31,	Legal Settlement	As Adjusted Year ended December 31,
(in thousands)	2022		2022
Operating loss	$(22,150)	$(4,700)	$(26,850)
Net Loss attributable to controlling interest	$(40,457)	$(3,531)	$(43,988)
Basic losses per share	$(0.79)	$(0.07)	$(0.86)
Operating ratio	101.0%	0.2%	101.2%

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit 99 to the Original Form 8-K is hereby amended to reflect the updates to the Company’s financial and operating results for the quarter and year ended December 31, 2022, as set forth in Item 2.02 hereof.

The information contained in Items 2.02 and 9.01 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Items 2.02 and 9.01 of this report may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by the forward-looking statements.  Please refer to the italicized paragraph at the end of the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Xpress Enterprises, Inc.
(Registrant)

Date: February 14, 2023	By:	/s/ Eric A. Peterson
Eric A. Peterson
Chief Financial Officer and Treasurer